Exhibit 10.21

AAR CORP.

Restricted Stock Agreement

(“Agreement”)

Subject to the provisions of the AAR CORP. Stock Benefit Plan (“Plan”), the terms of which are hereby incorporated by reference herein, and in consideration of the agreements of the Grantee herein provided, AAR CORP. a Delaware corporation (“Company”), hereby grants to «Name» (“Grantee”), a restricted stock award (“Award”), effective «EffDate» (“Date of Award”), of «Shares» shares of common stock (“Common Stock”) of the Company, $1.00 par value (“Award Shares”), subject to the forfeiture and nontransferability provisions hereof and the other terms and conditions set forth herein:

1.                                       Restrictions.  The Grantee represents that he is accepting the Award Shares without a view toward distribution of said Shares and that he will not sell, assign, transfer, pledge or otherwise encumber the Award Shares during the period commencing on the Date of Award and ending with respect to any specific shares of stock on the date restrictions applicable to such shares are released pursuant to this Agreement (“Restrictive Period”).

2.                                       Release of Restrictions.  Subject to the provisions of paragraph 3 below, the restrictions described in 1 above shall be released with respect to ____% on the ___________ anniversary of the Date of Award, ____% on the ___________ anniversary of the Date of Award, and with respect to the remaining ____% on the ___________ anniversary of the Date of Award, except as follows:

(a)                                  If the Grantee’s employment with the Company terminates by reason of death or Disability occurring on or after the Date of Award and on or before the third anniversary date thereof, the Restrictive Period shall terminate as to the difference between half the total number of Award Shares and those Shares previously released.  The remaining shares shall be forfeited and returned to the Company.

(b)                                 If the Grantee’s employment with the Company terminates by reason of death or Disability after the third anniversary of the Date of Award, the Restrictive Period shall terminate as to all of the Award Shares not previously released.

(c)                                  If the Grantee’s employment is terminated by reason of Retirement prior to the last day of the restrictive period, the Restrictive Period shall terminate as to all of the Award Shares not previously released.

(d)                                 In the event the Grantee’s employment with the Company terminates prior to the last day of the Restrictive Period for any reason other than death, Disability or Retirement, the Grantee shall forfeit and return to the Company all Award Shares not previously released from the restrictions of Section 1 hereof.

(e)                                  If at any time prior to release from restrictions hereunder, Grantee, without the Company’s express written consent, directly or indirectly, alone or as a member of a partnership, group, or joint venture or as an employee, officer, director, or stockholder of any corporation, or in any capacity engages in any activity which is competitive with any of the businesses conducted by the Company or its Affiliated Companies from time to time or at any time during the Grantee’s term of employment, the Grantee shall forfeit and return all Award Shares not previously released from the restrictions of Section 1 hereof.

3.                                       Change in Control.  In the event of a Change in Control of the Company, whether or not such change has the prior written approval of the Continuing Directors, the Restrictive Period shall terminate as to all Award Shares not previously released.

4.                                       Change in Outstanding Shares.  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Award Shares shall be treated in the same manner in any such transaction as other shares of Common Stock.  Any additional shares of stock received by Grantee with respect to the Award Shares in any such transaction shall be subject to the same restrictions as are then applicable to those Award Shares for which the additional shares have been issued.

5.                                       Rights of Grantee.  As the holder of the Award Shares, Grantee is entitled to all of the rights of a stockholder of AAR CORP. with respect to any of the Award Shares, when issued, including, but not limited to, the right to receive dividends declared and payable since the Date of Award.

6.                                       Certificates.  In aid of the restrictions set forth in paragraph 1, certificates for the Award Shares, together with a suitably executed stock power signed by the Grantee, shall be held by a nominee of the Company for the account of Grantee until such restrictions lapse pursuant to the terms hereof, or such Shares are forfeited to the nominee of the Company as provided by the Plan or this Agreement.  The Grantee shall be entitled to possession of certificates representing the Award Shares as to which such restrictions have terminated, and the Company agrees to issue such separate certificates as are necessary to facilitate such possession.

7.                                       Legend.  The Company may, in its discretion, place a legend or legends on any certificate representing Award Shares issued to the Grantee that the Company believes is required to comply with any law or regulation.

8.                                       Committee Powers.  The Committee may subject the Award Shares to such conditions, limitations or restrictions as the Committee determines to be necessary or desirable to comply with any law or regulation or with the requirements of any securities exchange.  At any time during the Restrictive Period, the Committee may reduce or terminate the Restrictive Period otherwise applicable to all or any portion of the Award Shares.

9.                                       Withholding Taxes.  Upon the Taxable Date of the Award, the Grantee shall remit to the Company an amount necessary to satisfy applicable withholding requirements including those arising under state and federal income tax laws prior to the delivery by the Company of any certificate or certificates for shares.  If the Grantee does not remit such amount, the Company may withhold all or a portion of any compensation then or in the future owed to the Grantee as necessary to satisfy such requirements.

The Grantee may satisfy such withholding requirements in connection with such Award in whole or in part by (i) directing the Company to withhold a portion of the shares otherwise distributable to the Grantee or (ii) transferring to the Company shares of Common Stock of the Company previously acquired by the Grantee having a Fair Market Value on the date such shares are transferred to the Company equal to the amount of such withholding or lesser portion thereof as may be desired by the Grantee. A Grantee’s election pursuant to the preceding sentence must be made on or prior to the date as of which income is realized by the Grantee in connection with such Award and must be irrevocable.  In lieu of a separate election on each Taxable Date, the Grantee may file a blanket election with the Committee which shall govern all future Taxable Dates until revoked by the Grantee.

10.                                 Postponement of Exercise or Distribution.  Notwithstanding anything herein to the contrary, the distribution of any portion of the Award Shares shall be subject to action by the Board taken at any time in its sole discretion (i) to effect, amend or maintain any necessary registration of the Plan or the Award Shares distributable in satisfaction of this Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (a) list such Award Shares on a stock exchange if the Common Stock is then listed on such exchange or (b) comply with restrictions or regulations incident to the maintenance of a public market for its Shares of Common Stock, including any rules or regulations of any stock exchange on which the Award Shares are listed, or (iii) to determine that such Award Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii)(b) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of this Award or any provision of this Agreement or the Plan to issue or release the Award Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not shorten the term of any restriction attached to the Award Shares and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to any other person as to which issuance under the Award Shares was delayed.

11.                                 Miscellaneous.

(a)  This Agreement shall be continued, administered and governed in all respects under and by the laws of the State of Illinois.

(b)                                 Capitalized terms used herein and not defined herein will have the meaning set forth in the Plan.

(c)                                  This Agreement has been examined by the parties hereto, and accordingly the rule of construction that ambiguities be construed against a party which causes a document to be drafted shall have no application in the construction or interpretation hereof.  If any part of this Agreement is held invalid for any reason, the remainder hereof shall nevertheless remain in full force and effect.

(d)  This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and any prior understanding or representation of any kind antedating this Agreement concerning such subject matter shall not be binding upon either party except to the extent incorporated herein.  No consent, waiver, modification or amendment hereof, or additional obligation assumed by either party in connection herewith, shall be binding unless evidenced by a writing signed by both parties and referring specifically hereto.  No consent, waiver, modification or amendment with respect hereto shall be construed as applicable to any past or future events other than the one in respect of which it was specifically made.

(e)                                  This Agreement shall be construed consistent with the provisions of the Plan and in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control and any terms of this Agreement which conflict with Plan terms shall be void.

IN WITNESS WHEREOF, the Company has caused this Award to be granted as of the Date of Award.

AAR CORP.

By

The Grantee hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions thereof on this _____ day of _________ , _____.

Grantee